Exhibit 10.2
THE BALDWIN INSURANCE GROUP HOLDINGS, LLC
EXECUTIVE SEVERANCE AND CHANGE IN CONTROL
BENEFIT PROGRAM

PARTICIPANT ACKNOWLEDGEMENT

Effective as of November 1, 2024

This Participant Acknowledgement is made and entered into effective as of November 1, 2024, by _________________________ (the "Executive") to set forth the Executive’s understanding with respect to [his/her] participation in The Baldwin Insurance Group Holdings, LLC Executive Severance and Change in Control Benefit Program (the "Program") and the effect such participation may have on any executed agreements between the Executive and The Baldwin Insurance Group Holdings, LLC (the "Company") and their current and future, direct and indirect subsidiaries, parent company, affiliates, joint ventures and other related entities (together with Company, the "Company Group").

By signing below, Executive hereby acknowledges that [he/she] has reviewed the Program and the Program Specifications attached hereto, and fully understands the terms of the Program. The Executive further acknowledges and understands the following:

•The terms and provisions under the Program shall supersede any conflicting provisions regarding retirement, change in control, severance, vesting or other similar provisions set forth in any separate individual employment agreement, Award Agreement or other agreement entered into between the Company (or any other applicable member of the Company Group) and the Executive (collectively, referred to herein as the “Related Agreements”), provided that all other provisions of the Related Agreements shall continue to apply.

•In order to begin receiving and continue to receive the Severance Benefits that the Executive may be otherwise eligible to receive under the terms of the Program, the Executive may be required to sign a release in accordance with Section 4(c) and comply with the provisions of any Restrictive Covenant Agreement for the periods set forth in the Program.

•The Program shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to Florida’s rules of conflicts of law, and regardless of the place or places of its physical execution and performance. By participating in the Program the Executive (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulates that the exclusive venue for any legal proceeding arising out of this

Agreement is Hillsborough County, Florida, for a state court proceeding, or the Middle District of Florida, Tampa Division, for a federal court proceeding, and (c) waives any defense, whether asserted by motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue.

Any defined terms set forth herein that are not defined in this document will have the same definition as set forth in the Program.

Executive’s Signature

Date:

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